MINERAL RIGHTS PARTNERSHIP AGREEMENT - EXTENSION

Infinity Resources, Inc.
(formerly Bravo Resources, Inc.)
112 North Curry Street
Carson City, Nevada 89703

And

Surmi Company N.V.
Freonstatt 29, Paramaribo
Suriname S.A.

It is understood that on May 30, 2012 Infinity Resources, Inc. ("Infinity") entered in to a Mineral Rights Partnership Agreement with Surmi Company N.V. ("Surmi") to acquire the exclusive right and option to an undivided 100% of the right, title and interest in and the property located in the district of Sipaliwini, along the left bank of Marowijine River in the Brokopondo mining district of Suriname, South America. The Agreement original required the exploration expenditures of $100,000 by Infinity to be made on or before December 31, 2012 and a further payment of $25,000 to be made to Surmi on or before January 1, 2013. Both payments were subsequently extended to June 1, 2013.

On June 1, 2013 Infinity Resources, Infinity and Surmi Company N.V. have agreed to the following extension:

1. **Extended Agreement Period**. Surmi Company N.V. grants to Infinity Resources, Inc., an extension on exploration expenditures of $100,000 from June 1, 2013 to December 31, 2013. In addition to extended the payment of $25,000 to Surmi from June 1, 2013 to December 31, 2013. All other terms and conditions in the Mineral Rights Partnership Agreement remain the same.

Both parties agree to the terms and provisions set forth is this Option Agreement Extension;

AGREED TO AND ACCEPTED THIS 1ST DAY OF JUNE, 2013

INFINITY RESOURCES, INC.

By: ______________________________

SURMI COMPANY N.V.

By: ______________________________